EXHIBIT 99.1
NEWS RELEASE

LivaNova Reports Third Quarter 2019 Results

London, October 30, 2019 – LivaNova PLC (NASDAQ:LIVN), a market-leading medical technology and innovation company, today reported results for the quarter ended September 30, 2019.

For the third quarter of 2019, worldwide sales from continuing operations were $268.6 million, a decrease of 1.3 percent on a reported basis and flat on a constant-currency1 basis, as compared to the same quarter of the previous year. On the basis of U.S. Generally Accepted Accounting Principles (GAAP), third quarter 2019 diluted income per share from continuing operations was $0.66. Third quarter 2019 adjusted diluted earnings per share from continuing operations were $0.84.

"The third quarter of 2019 showed further sequential momentum in our U.S. Neuromodulation business which led to adjusted earnings per share above our guidance range," said Damien McDonald, Chief Executive Officer of LivaNova. "The solid performance in Neuromodulation was partially offset by softness in our Cardiovascular franchise. We continue to drive the transformation of LivaNova through our focus on execution and delivery of our pipeline.”

Third Quarter 2019 Results

Worldwide sales from continuing operations for the third quarter were $268.6 million, which was flat on a constant-currency basis compared to the third quarter of 2018. The following table highlights worldwide sales for the third quarter of 2019 by business:

1Constant-currency percent change is considered a non-GAAP metric.

$ in millions	Three months ended September 30,		% Change	Constant-Currency % Change
Business / Product Line:	2019	2018
Cardiopulmonary	$120.0	$127.9	(6.2%)	(4.5%)
Heart Valves	28.9	32.5	(11.3%)	(9.1%)
Advanced Circulatory Support	6.5	6.1	7.6%	7.6%
Cardiovascular	155.4	166.6	(6.7%)	(4.9%)
Neuromodulation	112.5	104.9	7.2%	7.8%
Other	0.6	0.6	10.9%	16.4%
Total Net Sales	$268.6	$272.1	(1.3%)	0.0%

•	Note: Numbers may not add up precisely due to rounding. Constant-currency percent change is considered a non-GAAP metric.

All sales growth rates below reflect comparable, constant-currency growth. Constant-currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.

Cardiovascular
Cardiovascular sales, which includes Cardiopulmonary, Heart Valves and Advanced Circulatory Support (ACS) products, were $155.4 million, representing a 4.9 percent decrease versus the third quarter of 2018.

Sales in Cardiopulmonary products were $120.0 million, representing a 4.5 percent decrease versus the third quarter of 2018. In the prior year period, LivaNova exited a Canadian distribution agreement in its Rest of World region, which amounted to $8.0 million. For the third quarter of 2019, Cardiopulmonary growth was led by oxygenators which was primarily driven by Rest of World.

Heart Valve sales were $28.9 million, a decrease of 9.1 percent compared to the third quarter of 2018.

ACS sales were $6.5 million in the quarter, an increase of 7.6 percent compared to the third quarter of 2018, primarily related to growth in ProtekDuo® kits. In the third quarter, LivaNova received U.S. Food and Drug Administration clearance for the next-generation LifeSPARCTM pump and controller system.

Neuromodulation
Neuromodulation sales were $112.5 million in the third quarter, representing a 7.8 percent increase versus the third quarter of 2018. The U.S. returned to growth while Europe and Rest of World delivered another quarter of double-digit growth.

Financial Performance
On a U.S. GAAP basis, third quarter 2019 operating income from continuing operations was $25.8 million. Adjusted operating income from continuing operations for the third quarter of 2019 was $47.8 million, an increase of 1.7 percent as compared to the third quarter of 2018 related to performance in Neuromodulation, offset by continued investment in strategic portfolio initiatives and commercial expansion.

The adjusted effective tax rate in the quarter was 11.2 percent, an improvement from 12.6 percent in the third quarter of 2018 related to changes in the geographic income mix.

On a U.S. GAAP basis, third quarter 2019 diluted income per share from continuing operations was $0.66. Third quarter 2019 adjusted diluted earnings per share from continuing operations were $0.84, an increase of 7.7 percent compared to the third quarter of 2018.

2019 Guidance
LivaNova worldwide net sales for full-year 2019 are expected to grow between 1 and 3 percent on a constant-currency basis. This guidance continues to include the impact of exiting a low-margin distribution agreement in Canada and one quarter of sales from TandemLife® prior to the deal closing in April 2018. Adjusted diluted earnings per share from continuing operations for 2019 are expected to be in the range of $3.00 to $3.10.

Webcast and Conference Call Instructions
The Company will host a live audio webcast for interested parties commencing at 12 p.m. London time (8 a.m. Eastern Time) on Wednesday, October 30 that will be accessible through the Investor Relations section of the LivaNova corporate website at www.livanova.com. To listen to the conference call live by telephone, dial (844) 601-5111 (if dialing from within the U.S.) or (647) 253-8650 (if dialing from outside the U.S.). The conference ID is 8197892.

Within 24 hours of the webcast, a replay will be available under the "News & Events / Presentations" section of the Investor Relations portion of the LivaNova website, where it will be archived and accessible for approximately 12 months.

About LivaNova
LivaNova PLC is a global medical technology and innovation company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through innovative medical technologies, delivering life-changing improvements for both the Head and Heart. Headquartered in London, LivaNova employs approximately 4,000 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals and healthcare systems worldwide. LivaNova operates as two businesses: Cardiovascular and Neuromodulation, with operating headquarters in Mirandola (Italy) and Houston (U.S.), respectively.
For more information, please visit www.livanova.com.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant-currency growth. Management believes that referring to comparable, constant-currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net sales growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted tax rate and adjusted diluted earnings per share guidance exclude other items such as, but not limited to, changes in fair value of contingent consideration arrangements, asset impairment charges and product remediation costs that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant-currency net sales, non-GAAP adjusted tax rate and adjusted diluted earnings per share are net sales, the effective tax rate, and earnings per share, respectively.

However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of contingent consideration arrangements, product remediation costs, asset impairment charges, and the tax impact of the aforementioned items, tax law changes or other tax matters. Accordingly, reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.

The Company also believes adjusted financial measures such as adjusted gross profit percentage; adjusted selling, general and administrative expense; adjusted research and development expense; adjusted other operating expenses; adjusted operating income from continued operations; adjusted income tax expense; adjusted net income from continuing operations; and adjusted diluted earnings per share, are measures by which LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning, and to assist in the design of compensation incentive plans. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.

Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving a stronger future, driving sustainable growth and value to our shareholders, projected net sales, adjusted diluted earnings per share, cash flow from operations, capital expenditures, and depreciation and amortization for 2019, advancing our growth, driving product launches and funding our equity investments, executing on our synergy targets and retaining our focus, energy and discipline as a company, and serving the needs of our customers and patients. Important factors that may cause actual results to differ include, but are not limited to: (i) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; (ii) organizational and governance structure; (iii) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (iv) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (v) the ability to hire and retain key personnel; (vi) the ability to attract new customers and retain existing customers in the manner anticipated; (vii) changes in legislation or governmental regulations affecting LivaNova; (viii) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (ix) conditions in the credit markets; (x) business and other financial risks inherent to the industries in which LivaNova operates; (xi) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; (xii) LivaNova’s international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xiii) and the potential for international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Melissa Farina Vice President, Investor Relations Phone: +1 (281) 228 7262 e-mail: investorrelations@LivaNova.com

LIVANOVA PLC
NET SALES
(U.S. dollars in millions)
	Three Months Ended September 30,
	2019	2018	% Change at Actual Currency Rates	% Change at Constant-Currency Rates(1)
Cardiopulmonary
US	$39.1	$40.4	(3.3%)	(3.3%)
Europe	30.1	32.2	(6.6%)	(2.0%)
Rest of world	50.9	55.4	(8.0%)	(6.8%)
Total	120.0	127.9	(6.2%)	(4.5%)
Heart Valves
US	4.6	6.1	(24.7%)	(24.7%)
Europe	9.6	9.4	1.6%	6.6%
Rest of world	14.7	17.0	(13.6%)	(12.2%)
Total	28.9	32.5	(11.3%)	(9.1%)
Advanced Circulatory Support
US	6.3	5.9	6.2%	6.2%
Europe	0.2	—	N/A	N/A
Rest of world	—	0.1	N/A	N/A
Total	6.5	6.1	7.6%	7.6%
Cardiovascular
US	50.0	52.5	(4.8%)	(4.8%)
Europe	39.8	41.6	(4.4%)	0.3%
Rest of world	65.6	72.4	(9.4%)	(8.1%)
Total	155.4	166.6	(6.7%)	(4.9%)
Neuromodulation
US	88.4	87.2	1.4%	1.4%
Europe	10.4	9.5	9.8%	15.7%
Rest of world	13.7	8.3	65.8%	66.2%
Total	112.5	104.9	7.2%	7.8%
Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of world	0.6	0.6	10.9%	16.4%
Total	0.6	0.6	10.9%	16.4%
Totals
US	138.4	139.7	(0.9%)	(0.9%)
Europe	50.2	51.1	(1.8%)	3.2%
Rest of world	79.9	81.3	(1.6%)	(0.4%)
Total	$268.6	$272.1	(1.3%)	0.0%

(1)
Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.

*	The sales results presented are unaudited. Numbers may not add up precisely due to rounding.

LIVANOVA PLC
NET SALES
(U.S. dollars in millions)
	Nine Months Ended September 30,
	2019	2018	% Change at Actual Currency Rates	% Change at Constant-Currency Rates(1)
Cardiopulmonary
US	$119.6	$121.0	(1.2%)	(1.2%)
Europe	99.9	105.0	(4.8%)	1.3%
Rest of world	152.7	163.8	(6.8%)	(2.6%)
Total	372.2	389.7	(4.5%)	(1.1%)
Heart Valves
US	13.7	18.8	(27.4%)	(27.4%)
Europe	30.8	33.4	(7.9%)	(2.1%)
Rest of world	43.5	45.2	(3.7%)	2.2%
Total	87.9	97.4	(9.7%)	(5.0%)
Advanced Circulatory Support
US	22.3	11.4	95.3%	95.3%
Europe	0.5	0.4	N/A	N/A
Rest of world	0.3	0.3	N/A	N/A
Total	23.1	12.1	91.0%	91.2%
Cardiovascular
US	155.5	151.2	2.8%	2.8%
Europe	131.2	138.8	(5.5%)	0.6%
Rest of world	196.4	209.2	(6.1%)	(1.6%)
Total	483.2	499.2	(3.2%)	0.4%
Neuromodulation
US	245.9	254.6	(3.4%)	(3.4%)
Europe	34.1	31.7	7.4%	14.5%
Rest of world	31.5	23.1	36.2%	39.8%
Total	311.5	309.4	0.7%	1.6%
Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of world	2.0	1.3	45.1%	54.7%
Total	2.0	1.3	45.1%	54.7%
Totals
US	401.4	405.8	(1.1%)	(1.1%)
Europe	165.3	170.5	(3.1%)	3.2%
Rest of world	229.9	233.7	(1.6%)	2.8%
Total	$796.6	$810.0	(1.7%)	0.9%

(1)
Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.

*	The sales results presented are unaudited. Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended September 30,
	2019	2018	% Change
Net sales	$268.6	$272.1
Costs and expenses:
Cost of sales - exclusive of amortization	86.1	94.3
Product remediation	3.1	3.4
Selling, general and administrative	123.0	115.1
Research and development	45.9	42.4
Merger and integration expenses	6.7	12.7
Restructuring expenses	0.7	0.4
Amortization of intangibles	11.1	9.5
Insurance recovery	(33.8)	—
Operating income (loss) from continuing operations	25.8	(5.8)	(544.8%)
Interest expense, net	(4.6)	(2.4)
Foreign exchange and other gains (losses)	0.3	(0.7)
Income (loss) from continuing operations before tax	21.5	(8.9)	(341.6%)
Income tax benefit	(10.7)	(2.7)
Net income (loss) from continuing operations	32.1	(6.3)	(609.5%)
Net loss from discontinued operations, net of tax	—	(0.9)
Net income (loss)	$32.1	($7.2)	(545.8%)

Basic income (loss) per share:
Continuing operations	$0.66	($0.13)
Discontinued operations	—	(0.02)
	$0.66	($0.15)

Diluted income (loss) per share:
Continuing operations	$0.66	($0.13)
Discontinued operations	—	(0.02)
	$0.66	($0.15)

Weighted average common shares outstanding
Basic	48.4	48.6
Diluted	48.8	48.6

* Numbers may not add up precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Three Months Ended September 30,
	2019	2018	% Change (1)
Adjusted SG&A (1)	$101.5	$100.9	0.6%
Adjusted R&D (1)	38.8	37.7	2.9%
Adjusted operating income from continuing operations (1)	47.8	47.0	1.7%
Adjusted income from continuing operations, net of tax (1)	40.8	39.0	4.6%
Adjusted diluted earnings per share from continuing operations (1)	$0.84	$0.78	7.7%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended September 30,		Adjusted (1) Three Months Ended September 30,
	2019	2018	2019	2018
Gross profit	66.8%	64.1%	70.1%	68.2%
SG&A	45.8%	42.3%	37.8%	37.1%
R&D	17.1%	15.6%	14.4%	13.9%
Operating income (loss) from continuing operations	9.6%	(2.1%)	17.8%	17.3%
Net income (loss) from continuing operations, net of tax	12.0%	(2.3%)	15.2%	14.3%
Income tax rate	(49.6%)	29.8%	11.2%	12.6%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Nine Months Ended September 30,
	2019	2018	% Change
Net sales	$796.6	$810.0
Costs and expenses:
Cost of sales - exclusive of amortization	245.3	270.9
Product remediation	11.1	8.7
Selling, general and administrative	375.9	342.7
Research and development	124.0	108.4
Merger and integration expenses	14.3	20.0
Restructuring expenses	4.6	2.8
Impairment of intangible assets	50.3	—
Amortization of intangibles	29.7	28.1
Insurance recovery	(33.8)	—
Operating (loss) income from continuing operations	(24.9)	28.4	(187.7%)
Interest expense, net	(9.9)	(6.9)
Gain on acquisition	—	11.5
Foreign exchange and other losses	(0.8)	(1.1)
(Loss) income from continuing operations before tax	(35.6)	31.9	(211.6%)
Income tax (benefit) expense	(23.4)	0.2
Losses from equity method investments	—	(0.6)
Net (loss) income from continuing operations	(12.1)	31.1	(138.9%)
Net income (loss) from discontinued operations, net of tax	0.2	(9.9)
Net (loss) income	($11.9)	$21.2	(156.1%)

Basic (loss) income per share:
Continuing operations	($0.25)	$0.64
Discontinued operations	—	(0.20)
	($0.25)	$0.44

Diluted (loss) income per share:
Continuing operations	($0.25)	$0.63
Discontinued operations	—	(0.20)
	($0.25)	$0.43

Weighted average common shares outstanding
Basic	48.3	48.5
Diluted	48.3	49.4

* Numbers may not add up precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Nine Months Ended September 30,
	2019	2018	% Change (1)
Adjusted SG&A (1)	$314.1	$301.9	4.0%
Adjusted R&D (1)	115.3	99.3	16.1%
Adjusted operating income from continuing operations (1)	124.5	148.4	(16.1%)
Adjusted income from continuing operations, net of tax (1)	101.6	120.1	(15.4%)
Adjusted diluted earnings per share from continuing operations (1)	$2.08	$2.43	(14.4%)

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Nine Months Ended September 30,		Adjusted (1) Nine Months Ended September 30,
	2019	2018	2019	2018
Gross profit	67.8%	65.5%	69.5%	67.8%
SG&A	47.2%	42.3%	39.4%	37.3%
R&D	15.6%	13.4%	14.5%	12.3%
Operating (loss) income from continuing operations	(3.1%)	3.5%	15.6%	18.3%
Net (loss) income from continuing operations, net of tax	(1.5%)	3.8%	12.8%	14.8%
Income tax rate	65.9%	0.6%	13.8%	15.4%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended September 30, 2019	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	Non-recurring Legal, Contingent Consideration and Other Reserves (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$86.1	$—	$—	($0.6)	$—	$—	($5.0)	$—	$—	$—	$80.4
Product remediation	3.1	—	—	—	(3.1)	—	—	—	—	—	—
Gross profit percent	66.8%	—%	—%	0.2%	1.1%	—%	1.9%	—%	—%	—%	70.1%
Selling, general and administrative	$123.0	$—	$—	($0.1)	$—	($0.1)	($14.4)	($6.9)	$—	$—	$101.5
Research and development	45.9	—	—	(0.1)	—	0.4	(5.9)	(1.6)	—	—	38.8
Other operating expenses	(15.3)	(6.7)	(0.7)	(11.1)	—	—	33.8	—	—	—	—
Operating income from continuing operations	25.8	6.7	0.7	12.0	3.1	(0.4)	(8.5)	8.5	—	—	47.8
Operating margin percent	9.6%	2.5%	0.3%	4.5%	1.1%	(0.1)%	(3.2)%	3.2%	—%	—%	17.8%
Income tax (benefit) expense	(10.7)	1.6	0.2	3.1	1.0	(0.1)	(4.2)	2.0	11.8	0.5	5.2
Net income from continuing operations	32.1	5.2	0.5	8.9	2.1	(0.3)	(4.3)	6.5	(11.8)	1.9	40.8
Diluted EPS - Continuing Operations	$0.66	$0.11	$0.01	$0.18	$0.04	($0.01)	($0.09)	$0.13	($0.24)	$0.04	$0.84

GAAP results for the three months ended September 30, 2019 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs related to acquisitions
(F)	Primarily relates to contingent consideration related to acquisitions, legal expenses related to 3T Heater-Cooler defense and other matters and insurance recovery
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(I)	Primarily relates to intellectual property migration, interest related to 3T Heater-Cooler litigation settlement and other non-recurring impacts to interest expense
*	Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended September 30, 2018	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	CRM Disposal Costs (F)	Non-recurring Legal and Contingent Consideration (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$94.3	$—	$—	($5.1)	$—	($0.1)	($0.1)	($2.2)	($0.4)	$—	$—	$86.4
Product remediation	3.4	—	—	—	(3.4)	—	—	—	—	—	—	—
Gross profit percent	64.1%	—%	—%	1.9%	1.3%	—%	—%	0.8%	0.1%	—%	—%	68.2%
Selling, general and administrative	$115.1	$—	$—	($0.3)	$—	($0.6)	($1.4)	($6.1)	($5.8)	$—	$—	$100.9
Research and development	42.4	—	—	(0.1)	—	(1.5)	—	(2.0)	(1.1)	—	—	37.7
Other operating expenses	22.6	(12.7)	(0.4)	(9.5)	—	—	—	—	—	—	—	—
Operating (loss) income from continuing operations	(5.8)	12.7	0.4	14.9	3.4	2.2	1.5	10.4	7.3	—	—	47.0
Operating margin percent	(2.1)%	4.7%	0.2%	5.5%	1.3%	0.8%	0.5%	3.8%	2.7%	—%	—%	17.3%
Income tax (benefit) expense	(2.7)	2.7	0.1	2.6	0.8	0.5	0.5	0.4	2.1	(1.5)	0.2	5.6
Net (loss) income from continuing operations	(6.3)	10.0	0.4	12.3	2.7	1.7	0.9	10.0	5.2	1.5	0.6	39.0
Diluted EPS - Continuing Operations	($0.13)	$0.20	$0.01	$0.25	$0.05	$0.04	$0.02	$0.20	$0.10	$0.03	$0.01	$0.78

GAAP results for the three months ended September 30, 2018 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs related to acquisitions
(F)	Corporate costs incurred to divest of the CRM business not attributable to discontinued operations
(G)	Contingent consideration related to acquisitions and legal expenses primarily related to 3T Heater-Cooler defense and other matters
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration and other non-recurring impacts to interest expense
*	Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Nine Months Ended September 30, 2019	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Impairment (D)	Product Remediation Expenses (E)	Acquisition Costs (F)	Non-recurring Legal, Contingent Consideration and Other Reserves (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$245.3	$—	$—	($2.0)	$—	$—	$—	$0.4	($1.1)	$—	$—	$242.7
Product remediation	11.1	—	—	—	—	(11.1)	—	—	—	—	—	—
Gross profit percent	67.8%	—%	—%	0.3%	—%	1.4%	—%	(0.1)%	0.1%	—%	—%	69.5%
Selling, general and administrative	$375.9	$—	$—	($0.4)	$—	$—	($0.7)	($42.2)	($18.5)	$—	$—	$314.1
Research and development	124.0	—	—	(0.2)	(0.9)	—	(1.5)	(1.6)	(4.5)	—	—	115.3
Other operating expenses	65.1	(14.3)	(4.6)	(29.7)	(50.3)	—	—	33.8	—	—	—	—
Operating (loss) income from continuing operations	(24.9)	14.3	4.6	32.3	51.2	11.1	2.2	9.5	24.1	—	—	124.5
Operating margin percent	(3.1)%	1.8%	0.6%	4.1%	6.4%	1.4%	0.3%	1.2%	3.0%	—%	—%	15.6%
Income tax (benefit) expense	(23.4)	3.3	1.1	8.2	12.4	3.6	0.5	5.4	5.6	(1.2)	0.8	16.2
Net (loss) income from continuing operations	(12.1)	11.1	3.4	24.1	38.8	7.6	1.7	4.2	18.5	1.2	3.3	101.6
Diluted EPS - Continuing Operations	($0.25)	$0.23	$0.07	$0.49	$0.79	$0.15	$0.03	$0.09	$0.38	$0.02	$0.07	$2.08

GAAP results for the nine months ended September 30, 2019 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Impairment of ImThera intangible assets and other long-lived assets
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)	Costs related to acquisitions
(G)	Primarily relates to contingent consideration related to acquisitions, legal expenses related to 3T Heater-Cooler defense and other matters and insurance recovery
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration, interest related to 3T Heater-Cooler litigation settlement and other non-recurring impacts to interest expense
*	Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Nine Months Ended September 30, 2018	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	CRM Disposal Costs (F)	Non-recurring Legal and Contingent Consideration (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$270.9	$—	$—	($10.8)	$—	($0.2)	$—	$1.4	($0.8)	$—	$—	$260.4
Product remediation	8.7	—	—	—	(8.7)	—	—	—	—	—	—	—
Gross profit percent	65.5%	—%	—%	1.3%	1.1%	—%	—%	(0.2)%	0.1%	—%	—%	67.8%
Selling, general and administrative	$342.7	$—	$—	($0.6)	$—	($4.4)	($3.2)	($17.5)	($15.1)	$—	$—	$301.9
Research and development	108.4	—	—	(0.2)	—	(5.2)	—	(0.1)	(3.5)	—	—	99.3
Other operating expenses	50.9	(20.0)	(2.8)	(28.1)	—	—	—	—	—	—	—	—
Operating income from continuing operations	28.4	20.0	2.8	39.7	8.7	9.8	3.3	16.3	19.4	—	—	148.4
Operating margin percent	3.5%	2.5%	0.3%	4.9%	1.1%	1.2%	0.4%	2.0%	2.4%	—%	—%	18.3%
Gain on acquisition	11.5	—	—	—	—	(11.5)	—	—	—	—	—	—
Income tax expense	0.2	4.3	0.6	8.3	2.0	2.3	1.1	3.8	4.7	(5.9)	0.6	22.0
Net income from continuing operations	31.1	15.7	2.2	31.3	6.7	(4.0)	2.2	12.6	14.7	5.9	1.7	120.1
Diluted EPS - Continuing Operations	$0.63	$0.32	$0.05	$0.63	$0.14	($0.08)	$0.04	$0.25	$0.30	$0.12	$0.04	$2.43

GAAP results for the nine months ended September 30, 2018 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs related to acquisitions
(F)	Corporate costs incurred to divest of the CRM business not attributable to discontinued operations
(G)	Contingent consideration related to acquisitions and legal expenses primarily related to 3T Heater-Cooler defense and other matters
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration and other non-recurring impacts to interest expense
*	Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)

	September 30, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$75.3	$47.2
Accounts receivable, net	243.2	256.1
Inventories	167.8	153.5
Prepaid and refundable taxes	38.1	46.9
Prepaid expenses and other current assets	22.5	29.6
Total Current Assets	546.8	533.3
Property, plant and equipment, net	179.5	191.4
Goodwill	945.5	956.8
Intangible assets, net	699.5	770.4
Operating lease assets	54.3	—
Investments	24.9	24.8
Deferred tax assets	53.6	68.1
Other assets	5.7	4.8
Total Assets	$2,509.9	$2,549.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$68.8	$28.8
Accounts payable	75.5	76.7
Accrued liabilities and other	128.5	124.3
Current litigation provision liability	121.5	161.9
Taxes payable	10.1	22.5
Accrued employee compensation and related benefits	64.8	82.6
Total Current Liabilities	469.2	496.7
Long-term debt obligations	272.9	139.5
Contingent consideration	140.5	161.4
Litigation provision liability	31.5	132.2
Deferred tax liabilities	16.1	68.2
Long-term operating lease liabilities	44.7	—
Long-term employee compensation and related benefits	25.8	25.3
Other long-term liabilities	13.9	22.6
Total Liabilities	1,014.7	1,046.0
Total Stockholders’ Equity	1,495.3	1,503.7
Total Liabilities and Stockholders’ Equity	$2,509.9	$2,549.7

* Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)
	Nine Months Ended September 30,
Operating Activities:	2019	2018
Net (loss) income	($11.9)	$21.2
Non-cash items included in net (loss) income:
Impairment of intangible assets	50.3	—
Amortization	29.7	28.1
Deferred tax benefit	(26.4)	(13.5)
Stock-based compensation	24.1	21.4
Depreciation	23.1	25.0
Amortization of operating lease assets	9.0	—
Amortization of income taxes payable on intercompany transfers of property	3.3	4.2
Gain on acquisition	—	(11.5)
Other	2.0	0.5
Changes in operating assets and liabilities:
Accounts receivable, net	5.4	30.5
Inventories	(18.2)	(7.6)
Other current and non-current assets	6.6	(16.8)
Accounts payable and accrued current and non-current liabilities	(29.0)	12.9
Taxes payable	(14.4)	5.0
Litigation provision liability	(140.8)	—
Restructuring reserve	(6.8)	0.4
Net cash (used in) provided by operating activities	(94.0)	99.6
Investing Activities:
Purchases of property, plant and equipment	(16.8)	(24.3)
Acquisitions, net of cash acquired	(10.8)	(279.9)
Purchases of intangible assets	(3.2)	(0.8)
Proceeds from asset sales	0.5	13.9
Purchase of investment	(0.3)	(3.0)
Proceeds from the sale of CRM business franchise, net of cash disposed	—	186.7
Net cash used in investing activities	(30.5)	(107.4)
Financing Activities:
Proceeds from long-term debt obligations	193.5	60.0
Payment of contingent consideration	(18.0)	(0.7)
Repayment of long-term debt obligations	(12.3)	(12.3)
Shares repurchased from employees for minimum tax withholding	(6.2)	(8.6)
Debt issuance costs	(3.8)	—
Proceeds from share issuances under ESPP	2.6	—
Change in short-term borrowing, net	(2.2)	(31.3)
Proceeds from exercise of stock options	0.3	4.2
Proceeds from short-term borrowing (maturities greater than 90 days)	—	240.0
Repayment of short-term borrowing (maturities greater than 90 days)	—	(240.0)
Payment of deferred consideration - acquisition of Caisson Interventional, LLC	—	(14.1)
Other	(0.2)	(0.2)
Net cash provided by (used in) financing activities	153.7	(2.9)
Effect of exchange rate changes on cash and cash equivalents	(1.1)	(2.9)
Net increase (decrease) in cash and cash equivalents	28.1	(13.7)
Cash and cash equivalents at beginning of period	47.2	93.6
Cash and cash equivalents at end of period	$75.3	$79.9

* Numbers may not add up precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per share from continuing operations, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per share from continuing operations (in millions of shares):

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019
GAAP diluted weighted average shares outstanding	48.6	48.3
Add effects of stock-based compensation instruments	1.2	0.5
Adjusted diluted weighted average shares outstanding (1)	49.8	48.8

(1)	Adjusted diluted weighted average shares outstanding is a non-GAAP measure and includes the effects of stock-based compensation instruments, as reconciled in the above table.
*	Numbers may not add up precisely due to rounding.